Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-211071 on Form F-3 of our reports dated May 1, 2017, relating to the consolidated financial statements of Bancolombia S.A.and the effectiveness of Bancolombia S.A.’s internal control over financial reporting, appearing in this Annual Report on this Form 20-F of Bancolombia S.A. for the year ended December 31, 2016.

/s/ Deloitte & Touche Ltda.

Medellín, Colombia

May 1, 2017